Exhibit 99.1

Excerpts from Monthly Operating Report for the Period from
September 1, 2016 to September 30 2016

General Notes

Description of These Chapter 11 Cases

On January 15, 2015 (the “Petition Date”), each of the Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”). The Debtors’ chapter 11 cases are jointly administered for procedural purposes only under In re Caesars Entertainment Operating Company, Inc., No. 15-01145 (ABG) (Bankr. N.D. Ill.) pursuant to an order entered by the Bankruptcy Court on January 16, 2015 [Docket No. 43]. On February 5, 2015, the United States Trustee for the Northern District of Illinois (the “U.S. Trustee”) appointed a statutory committee of unsecured creditors and a statutory committee of second priority noteholders, in each case pursuant to section 1102(a)(1) of the Bankruptcy Code [Docket Nos. 264, 266, 317]. On June 28, 2016, the Bankruptcy Court entered an order [Docket No. 4223] approving the Disclosure Statement for the Debtors' Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 4220] and authorizing the Debtors to solicit votes on the Debtors' Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 4218] (the “Plan”). Pursuant to the Order (A) Approving the Confirmation Schedule and (B) Granting Related Relief [Docket No. 4151], the Confirmation Hearing (as defined in the Plan) is currently scheduled for January 17, 2017. The Debtors continue to operate their business and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. Additional information about these chapter 11 cases, court filings, and claims information is available at the Debtors’ restructuring website: https://cases.primeclerk.com/ceoc/.

Notes to MOR-2 and MOR-3:

This Monthly Operating Report (“MOR”) has been prepared on a consolidated basis for the Debtors. For the basis of presentation, “affiliates” reflect investments made by CEOC or other enterprise wide non-CEOC entities. Non-debtor CEOC subsidiaries are accounted for using the equity method. The financial information contained herein is unaudited, limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements applicable in these chapter 11 cases.

As noted above, this MOR is not prepared in accordance with GAAP and does not include all of the information and footnotes required thereby. Additionally certain transactions that would be required to be included in GAAP financial statements are not reflected in this MOR. There can be no assurance that the consolidated financial information presented herein is complete, and readers are strongly cautioned not to place reliance on this MOR, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Debtors.

The unaudited financial statements have been derived from the books and records of the Debtors. The information furnished in this MOR includes certain normal recurring adjustments, but may not include all the adjustments that would typically be made for the quarterly and annual consolidated financial statements in accordance with GAAP. Furthermore, the monthly financial information contained herein has not been subjected to the same level of accounting review and testing that the Debtors apply in the preparation of their quarterly and annual consolidated financial information in accordance with GAAP. Upon the application of such procedures, the Debtors believe that the financial information may be subject to change, and these changes could be material.

The financial information contained herein is presented on a preliminary and unaudited basis and remains subject to future adjustment (which may be material) and reconciliation. However, the Debtors are not required to publicly update this MOR to reflect more current facts or estimates, or upon the occurrence of future events, including if the facts, estimates, or assumptions upon which this MOR is based change.

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

In re: CAESARS ENTERTAINMENT OPERATING Case No.:         15-01145 (ABG)
COMPANY, INC., et al. Debtors.                     Reporting Period: 9/1/2016 - 9/30/2016

Notes to the Monthly Operating Report
The results of operations contained herein are not necessarily indicative of results that may be expected from any other period or for the full year and may not necessarily reflect the consolidated results of operations, financial position, and cash flows of the Debtors in the future. The Debtors have not made and do not make any representation to any person regarding the Debtors’ future results.

Intercompany transactions between Debtors have been eliminated from the financial statements contained herein. Intercompany transactions with the Debtors’ non-Debtor subsidiaries and affiliates have been included in the financial statements.

As a result of the Debtors’ chapter 11 filings, the payment of prepetition indebtedness is subject to compromise or other treatment under a plan of reorganization. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Bankruptcy Court actions, payments pursuant to Bankruptcy Court order, further developments with respect to, among other things, the reconciliation and adjudication of claims, determinations of the secured status of certain claims, the value of any collateral securing such claims, rejection of executory contracts, or other events. The determination of how liabilities will ultimately be settled and treated cannot be made until the Bankruptcy Court approves a chapter 11 plan of reorganization. Accordingly, the ultimate amount of such liabilities is not determinable at this time.

There can be no assurance that, from the perspective of an investor or potential investor in the Debtors’ securities that this MOR is complete. Likewise, no assurance can be given as to the value, if any, that may be ascribed to the Debtors' various prepetition liabilities and other securities. Results set forth in this MOR should not be viewed as indicative of future results. Accordingly, caution should be exercised with respect to existing and future investments in any of these securities or claims against the Debtors.

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

In re: CAESARS ENTERTAINMENT OPERATING Case No.:         15-01145 (ABG)
COMPANY, INC., et al. Debtors.                     Reporting Period: 9/1/2016 - 9/30/2016

MOR - 2
Statement of Operations (Unaudited) - Month Ended September 30, 2016 (in millions)

Month Ended
September 30, 2016
Revenues
Casino	$239.3
Food and beverage	56.8
Rooms	44.1
Management fees	8.5
Other	19.6
Reimbursed management costs	7.5
Less: casino promotional allowances	(42.8)
Net revenues	333.0
Operating expenses
Direct
Casino	130.1
Food and beverage	24.6
Rooms	8.6
Property, general, administrative, and other	65.4
Reimbursable management costs	7.5
Depreciation and amortization	30.2
Write-downs and reserves, net of recoveries	0.6
Gain on interests in CEOC non-debtor subsidiaries and non-consolidated affiliates	(1.7)
Corporate expense	12.2
Amortization of intangible assets	2.9
Total operating expenses	280.4
Income from operations	52.6
Interest expense	(16.5)
Other income, including interest income	5.9
Reorganization items	(26.6)
Income before income taxes	15.4
Income tax expense	(3.6)
Net income from continuing operations, net of income taxes	11.8
Discontinued operations
Loss from discontinued operations	(0.5)
Income tax benefit	—
Loss from discontinued operations, net of income taxes	(0.5)
Net income	11.3
Less: net income attributable to noncontrolling interests	(0.6)
Net income attributable to CEOC Debtors	$10.7

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

In re: CAESARS ENTERTAINMENT OPERATING Case No.:         15-01145 (ABG)
COMPANY, INC., et al. Debtors.                     Reporting Period: 9/1/2016 - 9/30/2016

MOR - 3
Balance Sheet (Unaudited) - As of September 30, 2016 (in millions)

As of September 30, 2016
Assets
Current assets
Cash and cash equivalents	$1,537.8
Receivables, net	275.8
Prepayments and other current assets	46.3
Inventories	27.1
Due from non-debtor subsidiaries and affiliates	282.5
Total current assets	2,169.5
Property and equipment, net	5,377.8
Goodwill	673.9
Intangible assets other than goodwill	2,315.9
Investments in and advances to non-consolidated affiliates	31.4
Restricted cash	19.3
Deferred charges and other	287.2
Note receivable from non-debtor subsidiaries	775.4
Assets held for sale	3.1
Total assets	$11,653.5
Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$79.7
Due to non-debtor subsidiaries and affiliates	45.9
Accrued expenses	453.6
Interest payable	5.3
Current portion of long-term debt	1.3
Total current liabilities	585.8
Long-term debt	43.2
Accumulated losses in excess of investment in non-debtor subsidiaries	859.3
Deferred income taxes	1,447.5
Deferred credits and other	276.1
Liabilities subject to compromise	18,879.1
Total liabilities	22,091.0

Stockholders' deficit	(10,459.8)
Noncontrolling interests	22.3
Total stockholders' deficit	(10,437.5)
Total liabilities and stockholders' deficit	$11,653.5